UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 17, 2005

PRA INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51029 (Commission File No.)	54-2040171 (I.R.S. Employer Identification No.)

12120 Sunset Hills Road
Suite 600
Reston, Virginia 20190

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:
(703) 464-6300

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Election of Directors

On November 17, 2005, in accordance with our bylaws, our board of directors voted to elect Judith A. Hemberger to become a member of our board of directors, effective immediately, filling the vacancy on the board. Upon taking office as a director, Dr. Hemberger was also appointed to serve on our compensation committee and our nominating and corporate governance committee. The board has also realigned the composition of its standing committees. The audit committee currently comprises Melvin D. Booth, who is the chair of the committee, Robert E. Conway, and Armin Kessler. The nominating and corporate governance committee currently comprises Mr. Kessler, who is the chair of the committee, Mr. Conway, and Dr. Hemberger. The compensation committee currently comprises Mr. Conway, who is the chair of the committee, Mr. Kessler, and Dr. Hemberger.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRA INTERNATIONAL

Date: November 17, 2005	By:	/s/ Spiro Fotopoulos

Spiro Fotopoulos
Managing Attorney